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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

ARGOSY GAMING COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-11853	37-1304247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
219 Piasa Street, Alton, Illinois		62002
(Address of principal executive offices)		(Zip Code)
(618) 474-7500
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Item 5.    Other Events

        Pursuant to Rule 135c under the Securities Act of 1933, Argosy Gaming Company, a Delaware corporation (the "Company"), announced on February 3, 2004 that it is pursuing through a private placement the issuance of $350 million of Senior Subordinated Notes due 2014. The Senior Subordinated Notes will rank equally with all of the Company's other unsecured senior subordinated indebtedness and will be junior to the Company's senior indebtedness. Proceeds from the Senior Subordinated Notes offering, together with borrowings under the Company's amended credit facility, will be used to fund the Company's repurchase of its outstanding 10-3/4% Senior Subordinated Notes due 2009.

        The Senior Subordinated Notes will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933. The Company has agreed that after the issuance of the Senior Subordinated Notes it will file a registration statement relating to an exchange offer for the Senior Subordinated Notes under the Securities Act of 1933. A copy of the Company's press release relating to these transactions is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 3, 2004, announcing $350 million private placement of the Company's senior subordinated notes

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ARGOSY GAMING COMPANY, a Delaware corporation
Date: February 3, 2004	By:	/s/ DALE R. BLACK
Name: Dale R. Black Title: Senior Vice President and Chief Financial Officer

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  Item 5. Other Events
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES